
<ARTICLE> 5
<LEGEND>
This schedule contains financial information extracted from the Corporation's unaudited interim financial statements as of and for the six months ended
June 28, 1998, and the accompanying footnotes and is qualified in its entirety by the reference to such financial statements.
</LEGEND>
<CIK> 0000012355
<NAME> THE BLACK & DECKER CORPORATION
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               JUN-28-1998
<CASH>                                         204,100
<SECURITIES>                                         0
<RECEIVABLES>                                  815,700<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                    765,000
<CURRENT-ASSETS>                             1,989,900
<PP&E>                                         781,300<F2>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                               4,217,600
<CURRENT-LIABILITIES>                        1,327,300
<BONDS>                                      1,658,100
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                        46,500
<OTHER-SE>                                     654,800
<TOTAL-LIABILITY-AND-EQUITY>                 4,217,600
<SALES>                                      2,178,000
<TOTAL-REVENUES>                             2,178,000
<CGS>                                        1,430,200
<TOTAL-COSTS>                                2,999,100<F3>
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                              72,300
<INCOME-PRETAX>                               (881,700)<F3>
<INCOME-TAX>                                    31,300<F4>
<INCOME-CONTINUING>                           (913,000)<F5>
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                  (913,000)<F5>
<EPS-PRIMARY>                                    (9.65)<F6>
<EPS-DILUTED>                                    (9.65)

<F1>Represents net trade receivables.
<F2>Represents net property, plant, and equipment.
<F3>Includes  a pre-tax  restructuring  charge  in the  amount  of  $140,000,  a write-off of goodwill in the amount of $900,000 and a pre-tax gain on the sale of businesses of $36,500.
<F4>Includes a $40,000 tax benefit associated with the restructuring  charge and
    $32,300 of tax expense resulting from the gain on the sale of businesses, both items were recognized during the six months ended June 28,1998.
<F5>Includes a restructuring charge and a gain on the sale of businesses, net of tax effects, in the amounts of $100,000 and $4,200, respectively, and a write-off of goodwill in the amount of $900,000.
<F6>Represents basic earnings per share.

